EXHIBIT 4.3

                             AMERIFIRST FUND I, LLC

              ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

                            UNITS (NON-NEGOTIABLE)

                          (SEE LEGEND ON REVERSE SIDE)

NUMBER___________________                                   $__________________

      THIS CERTIFIES THAT_______________________________________________________
is the owner of ________ Units in the amount of $______________, representing a membership interest in

                             AMERIFIRST FUND I, LLC

a Delaware limited liability company, and is entitled to the full benefits and privileges of such membership, subject to the duties and obligations, as more fully set forth in the Company's Operating Agreement.

      IN WITNESS WHEREOF, the Company has caused this certificate to be executed by its Manager this ________day of ____________________ 20____,

By:  AmeriFirst Capital Corp., Manager


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John Tooke, President

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NOTICE:     Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM     -as tenants in common UNIF GIFT ACT -_______ Custodian for ________
                                                 (Cust.)              (Minor)
                                  under Uniform Gifts to Minors Act of _________
                                                                        (State)

TEN ENT     -as tenants by the entireties

JT TEN      -as joint tenants with right of survivorship
             and not as tenants in common

      Additional abbreviations may also be used though not in the above list.

For Value Received, _____________________________________________ hereby sell, assign and transfer unto

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PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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PLEASE PRINT OR TYPE  NAME AND ADDRESS OF ASSIGNEE

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_______________________________________________________________________the Units

represented by the within certificate and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said Units on the books of the within-named Limited Liability Company with full power of substitution in the premises.

Dated________________ 20_____

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      NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
      WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR WITHOUR ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

            THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE COMPANY'S OPERATING AGREEMENT, AS AMENDED FROM TIME T0 TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.

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                                   APPENDIX A

                       RESTRICTIONS ON TRANSFER SET FORTH
                              IN RULE 260.141.11 OF
       THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (the "Code")

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

      (1) to the issuer;

      (2) pursuant to the order or process of any court;

      (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

      (4) to the transferor's ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

      (5) to the holders of securities of the same class of the same issuer;

      (6) by way of gift or donation inter vivos or on death;

      (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

      (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

      (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

      (10) by way of a sale qualified under Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;


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      (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

      (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

      (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

      (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

      (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

      (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

      (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.


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